EXHIBIT 32.1
CERTIFICATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Xenonics Holdings, Inc (the “Company”) hereby certifies that, to his knowledge:
(i) The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 17, 2010	/s/ Alan P. Magerman
Alan P. Magerman
Chairman of the Board Chief Executive Officer